Exhibit 99.1

PRELIMINARY MATERIALS

PRELIMINARY FORM OF PROXY CARD

TOWER GROUP, INC. 120 BROADWAY, 31ST FLOOR NEW YORK, NEW YORK 10271	Please Mark Here	☐
for Address Change or
Comments
SEE REVERSE

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tower Group, Inc. (“Tower”), c/o [•].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Vote On Proposals		BOARD RECOMMENDS For	Against	Abstain

1.	To approve an amendment to the certificate of incorporation of Tower to increase the total number of shares of Tower common stock that Tower can issue;	☐	☐	☐

2.	To approve the issuance of shares of Tower common stock, par value $0.01 per share, pursuant to the merger agreement by and among Tower, CastlePoint Holdings, Ltd., and Ocean I Corporation;	☐	☐	☐

3.	To approve the adjournment of the Tower special general meeting for the solicitation of additional proxies, if necessary.	☐	☐	☐

The shares represented by this Proxy will be voted as directed by the stockholder.  Where no direction is given when a duly executed Proxy is voted, such shares will be voted FOR Proposals 1, 2 and 3.

Signature	Date	Signature	Date

 NOTE: Please sign as name appears hereon.  Joint owners should each sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

TOWER GROUP INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TOWER GROUP, INC.

The undersigned hereby appoints [Michael H. Lee, Francis M. Colalucci and [•]], and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Special Meeting of Stockholders of Tower to be held at [•] Eastern time, on [•], 2008 at the principal executive offices of Tower, located at 120 Broadway, 31st Floor, New York, New York 10271, and at any adjournments thereof upon matters set forth in the Joint Proxy Statement/Prospectus and, in their judgment and discretion, upon such other business as may properly come before the meeting.

 SPECIAL MEETING OF HOLDERS OF COMMON STOCK

[•], 2008

When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Proposals 1, 2 and 3.  The full text of the proposals and the position of the Board of Directors on each appears in the Joint Proxy Statement/Prospectus and should be reviewed prior to voting.

IMPORTANT: YOUR VOTE IS IMPORTANT.  PLEASE VOTE YOUR SHARES TODAY.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)